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                                                                      EXHIBIT 12
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BANC ONE CORPORATION AND SUBSIDIARIES
STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,                             YEARS ENDED DECEMBER 31,
                                            ---------------------      ------------------------------------------------------------
$(MILLIONS)                                   1998        1997           1997         1996         1995         1994         1993
-----------------------------------------------------------------      ------------------------------------------------------------
CALCULATION INCLUDING INTEREST ON DEPOSITS:
EARNINGS:
Income before income taxes and change
  in accounting principle                   $2,433.0     $1,446.5      $2,155.3     $2,674.2     $2,288.9     $1,925.0     $2,077.2
Fixed charges                                1,123.6      1,182.8       1,568.6      1,253.8      1,016.1        761.9        424.6
Less: Capitalized interest                      (0.7)        (2.0)         (1.9)        (4.9)        (1.7)        (1.0)        (0.7)
                                            --------     --------      --------     --------     --------     --------     --------
Earnings                                    $3,555.9     $2,627.3      $3,722.0     $3,923.1     $3,303.3     $2,685.9     $2,501.1
                                            ========     ========      ========     ========     ========     ========     ========

FIXED CHARGES:
Interest expense, including interest
  factor of capitalized leases and
  amortization of deferred debt expense     $1,063.9     $1,132.4      $1,501.5     $1,190.6     $ 956.6      $ 701.7      $ 373.0
Portion of rental payments under
  operating leases deemed to be interest        59.7         50.4          67.1         63.2         59.5         60.2         51.6
                                            --------     --------      --------     --------     --------     --------     --------
Fixed charges                               $1,123.6     $1,182.8      $1,568.6     $1,253.8     $1,016.1     $ 761.9      $ 424.6
                                            ========     ========      ========     ========     ========     ========     ========

RATIO OF EARNINGS TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                3.16x        2.22x         2.37x        3.13x        3.25x        3.53x        5.89x

CALCULATION INCLUDING INTEREST ON DEPOSITS:
EARNINGS:
Income before income taxes and change
  in accounting principle                   $2,433.0     $1,446.5      $2,155.3     $2,674.2     $2,288.9     $1,925.0     $2,077.2
Fixed charges                                3,198.1      3,285.7       4,377.4      3,937.2      3,653.4      2,744.0      2,177.4
Less: capitalized interest                      (0.7)        (2.0)         (1.9)        (4.9)        (1.7)        (1.0)        (0.7)
                                            --------     --------      --------     --------     --------     --------     --------
Earnings                                    $5,630.4     $4,730.2      $6,530.8     $6,606.5     $5,940.6     $4,668.0     $4,253.9
                                            ========     ========      ========     ========     ========     ========     ========

FIXED CHARGES:
As detailed above                           $1,123.6     $1,182.8      $1,568.6     $1,253.8     $1,016.1     $ 761.9      $ 424.6
Interest on deposits                         2,074.5      2,102.9       2,808.8      2,683.4      2,637.3      1,982.1      1,752.8
                                            --------     --------      --------     --------     --------     --------     --------
Fixed charges                               $3,198.1     $3,285.7      $4,377.4     $3,937.2     $3,653.4     $2,744.0     $2,177.4
                                            ========     ========      ========     ========     ========     ========     ========

RATIO OF EARNINGS TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS                1.76x        1.44x         1.49x        1.68x        1.63x        1.70x        1.95x
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